EXHIBIT 21

                     SUBSIDIARIES OF GEOSCIENCE CORPORATION

                                                                  STATE OF
                                                              INCORPORATION OR
                              NAME                                FORMATION

Syntron, Inc.                                                     Delaware
CogniSeis Development, Inc.                                       Delaware
Symtronix Corporation                                              Nevada
Syntron Europe Limited                                            Scotland
Syntron (UK) Limited                                              Scotland
PolySeis Limited                                                  Scotland
Syntron Asia Pte. Ltd.                                            Singapore
Zhong Hai Syntron (TianJin) Geophysical Cable Company Ltd.          China
CogniSeis Development (Canada), Inc.                               Canada
GRP Software, Ltd.                                                 Canada
Photon Systems, Ltd.                                               Canada
Photon Systems U.K.                                                  UK